MEISTER SEELIG & FEIN LLP

July 7, 2011

Board of Directors
Excel Corporation
1384 Broadway, 17th Floor
New York, New York 10018

Re: Excel Corporation Common Stock

Dear Directors:

You have requested our opinion as counsel for Excel Corporation, a Delaware corporation (the “Company”), in connection with the filing of the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”),  on or about the date hereof, as to the validity of 1,000,000 shares of the Company’s Common Stock, par value $0.0001 per share (the “Shares”), which are being registered in the Registration Statement.

We have examined the Company’s (i) Certificate of Incorporation and amendments and restatements thereto; (ii) By-Laws; (iii) Resolutions of the Board of Directors; and (iv) a Certificate of Good Standing from the State of Delaware dated April 21, 2011, and have made such legal examination and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion.  In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, or conformed copies and the authenticity of the originals of all such latter documents.  In addition, we have assumed the accuracy of the material and the factual matters contained therein and in the Registration Statement.

The opinions set forth herein are limited to matters governed by the Delaware General Corporation Law and the federal laws of the United States, and no opinion is expressed herein as to the laws of any other jurisdiction.

Based upon the foregoing, it is our opinion that the 1,000,000 Shares registered in this offering, upon issuance thereof by the Company and payment therefor by the purchasers in the Offering, will be validly issued, fully paid and non-assessable under applicable provisions of the Delaware General Corporation Law and reported judicial decisions interpreting those laws.

The opinions herein are as of the date hereof and are based on current law and facts and circumstances. We have no obligation, and expressly decline any undertaking, to revise or supplement this opinion or otherwise advise you should applicable law or existing facts or circumstances change.

We hereby consent to the discussion in the Registration Statement of this opinion, to the filing of this opinion as an exhibit to the Registration Statement, and to the references to our firm under the caption “Interest of Named Experts and Counsel” in the Registration Statement.

Sincerely,

/s/ MEISTER SEELIG & FEIN LLP